Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 and the Registration Statement on Form F-1 (No. 333-191863) of Constellium N.V. of our report dated April 24, 2012 relating to the financial statements of Engineered Aluminium Products, a component of Rio Tinto plc for the years ended December 31, 2010 and 2009, which appear in such Registration Statements.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.

Montreal, Quebec, Canada

October 25, 2013